UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2023
MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Oceana Way
Norwood, MA 02062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (781) 277-0007

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to Vote of Security Holders.

On June 8, 2023, MariMed Inc. (the "Company") held its 2023 Annual Meeting of Stockholders (the "Annual Meeting") to consider and vote on the matters listed below. The proposals are described in detail in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 27, 2023. At the Annual Meeting, the Company's stockholders:

•re-elected the Company's five directors to serve until the Company's next annual meeting of stockholders or until their respective successors have been duly elected and qualified (the "Election of Directors"); and

•approved, on an advisory basis, the appointment of M&K CPAs PLLC as the Company's independent auditors for the 2023 fiscal year the ("Advisory Approval of Auditors").

The specific votes were as follows:

1. Election of Directors:

VOTES
NAME	FOR	WITHHELD	BROKER NON-VOTE
Jon R. Levine	113,208,737	1,130,670	93,312,844
David Allen	112,844,460	1,494,947	93,312,844
Edward Gildea	111,858,134	2,481,273	93,312,844
Eva Selhub, M.D.	112,730,132	1,609,275	93,312,844
Kathleen Tucker	112,810,709	1,528,698	93,312,844

2. Advisory Approval of Auditors:

VOTES
FOR	AGAINST	ABSTAIN/WITHHELD
205,598,984	1,761,258	292,009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: June 12, 2023
	By:	/s/ Susan M. Villare
Susan M. Villare, Chief Financial Officer